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EXHIBIT 11

LANVISION SYSTEMS, INC.

Computation of earnings (loss) per share

                                                             Three Months Ended
                                                                   April 30,
                                                         -----------------------------
                                                              2005           2004
                                                         --------------  -------------
Net (loss)                                               $     (276,519) $    (421,064)
                                                         ==============  =============
Average shares outstanding                                    9,087,164      9,035,897
Stock options & purchase plan:
 Total options & purchase plan shares                                 -              -
 Assumed treasury stock buyback                                       -              -
Warrants assumed converted                                            -              -
Convertible redeemable preferred
 stock assumed converted                                              -              -
                                                         --------------  -------------
Number of shares used in per
 common share computation                                     9,087,164      9,035,897
                                                         ==============  =============

Basic net ( loss ) per share of common stock             $        (0.03) $       (0.05)
                                                         ==============  =============
Diluted net ( loss ) per share of common stock           $        (0.03) $       (0.05)
                                                         ==============  =============

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